EXHIBIT 3
                                                                       ---------

                        SETTLEMENT AGREEMENT AND RELEASE


     This Settlement Agreement and Release ("Agreement") is made between Anthony
Fox  ("Fox")  Fox  Telecommunications,   Inc.,  ("FTI"),  and  InDigiNet,   Inc.
("InDigiNet"), together the "Parties."

                                    RECITALS

     WHEREAS, the parties have entered into a Stock Purchase Agreement dated January 1, 2002 and have entered into additional agreements associated with the Stock Purchase Agreement, including but not limited to, a Note, Security Agreement and Extension and Amendment Agreement dated May 3, 2002 (collectively, "the Documents").

     WHEREAS, a dispute has arisen with regard to various alleged defaults under the Documents and with regard to the ownership of FTI (the "Dispute"). The parties desire to settle the Dispute and any claims they may have against each other at this time, including but not limited to those claims arising out of the Documents.

     NOW THEREFORE, in consideration of the mutual promises and undertakings contained herein, the Parties to this Agreement agree as follows:

                                      TERMS

     1. STOCK, NOTE AND EQUIPMENT. At the time of execution of this Agreement, InDigiNet shall endorse to Fox any and all shares of FTI currently held by, or in the name of, InDigiNet effective June 30, 2002. At the time of execution of this Agreement, Fox shall (i) endorse to InDigiNet any and all shares of InDigiNet currently held by Fox effective June 30, 2002 and (ii) return the original Note (as defined in the Documents) marked "canceled" to InDigiNet. The Parties agree that Fox shall be considered to have been the owner of one hundred percent (100%) of the issued and outstanding shares of FTI commencing as of the close of business June 30, 2002 and that InDigiNet may rightfully report FTI financial information for the period of time from January 1, 2002 through June 30, 2002. At the time of execution of this Agreement, the Parties shall return to each other any and all equipment belonging to any other Party, including, without limitation, the IP Office demonstration equipment belonging to InDigiNet and currently in Fox's possession.

     2. GENERAL RELEASES. (a) Except for the enforcement of this Agreement, InDigiNet does hereby irrevocably, unconditionally and generally release Fox and FTI, acquit and forever discharge, to the fullest extent permitted by law, Fox and FTI's respective owners, stockholders, predecessors, successors, assigns, agents, directors, members, officers, employees, former employees, representatives, attorneys, affiliates, successors (and agents, directors, officers, employees, representatives, and attorneys of such affiliates), and all persons acting by, through, under or in concert with Fox and FTI, or any of them, from all grievances, charges, complaints, claims, damages, actions, causes of action, suits, rights demands, costs, losses, debts and expenses (including attorneys fees, statutory penalties and costs incurred) of any nature whatsoever, known or unknown ("Claim" or "Claims") which InDigiNet has, owns or holds, or claims to own or hold, or at anytime heretofore owned or held, or claimed to own or hold from the beginning of time to the date of this Agreement.

     (b) Except for the enforcement of this Agreement, and subject to the qualifications of paragraph 3 below, Fox and FTI do hereby irrevocably, unconditionally and generally release InDigiNet, acquit and forever discharge, to the fullest extent permitted by law, InDigiNet and InDigiNet's respective owners, stockholders, predecessors, successors, assigns, agents, directors, members, officers, employees, former employees, representatives, attorneys, affiliates, successors (and agents, directors, officers, employees, representatives, and attorneys of such affiliates), and all persons acting by, through, under or in concert with InDigiNet, or any of them, from all grievances, charges, complaints, claims, damages, actions, causes of action, suits, rights demands, costs, losses, debts and expenses (including attorneys fees, statutory penalties and costs incurred) of any nature whatsoever, known or unknown ("Claim" or "Claims") which Fox and FTI owns or holds, or claim to own or hold, or at anytime heretofore owned or held, or claimed to own or hold from the beginning of time to the date of this Agreement.

     3. TERMINATION OF DOCUMENTS AND OUTSTANDING DEBTS OF FTI. None of the Parties shall have any further obligation or liability to any other Party under any term or condition contained in any of the Documents and each of the Documents shall be terminated and of no further force or effect as of June 30, 2002. In addition, InDigiNet shall have no liability of any kind or nature with regard to any debts or liabilities of FTI or Fox, whether shown on FTI's balance sheet or otherwise, provided that InDigiNet shall remain liable for any debts that InDigiNet caused FTI to incur during InDigiNet's ownership of FTI through the date of this Agreement that Fox or FTI were not aware of as of the date of this Agreement.

     4. COVENANT NOT TO SUE. The Parties covenant that they will not initiate any lawsuit or proceeding or otherwise assert any claim, claim for arbitration, action, cause of action, demand, right, or controversy of any kind which has herein been released.

     5. FINANCIAL REPORTING AND ACCOUNTING INFORMATION PAYMENT. Fox agrees that he will cooperate fully with any audit or review of FTI's financial information required by InDigiNet for purposes of preparing InDigiNet's public periodic reports. Fox further agrees that he will certify the accuracy of FTI's financial information to InDigiNet. InDigiNet, Fox and FTI do hereby agree that InDigiNet will pay reasonable fees and expenses for any additional compilation of FTI's financial information, as kept in the books and records of FTI, prior to June 30, 2002 that may be required for InDigiNet to prepare its year-end financial reports and information as required by the SEC. Fees for Fox's time subsequent to the date of this Agreement shall be $125/hour, to be paid upon Fox's or FTI's delivery of the requested information to InDigiNet.

     6. INDEMNIFICATION. (a) InDigiNet agrees to indemnify, defend and save and hold harmless Fox and FTI from and against any costs, expenses, damages, liabilities, loses or deficiencies, including, without limitation, reasonable attorneys' fees and other costs or expenses incident to any suit, action or proceeding suffered or incurred by Fox or FTI arising out of or resulting from financial disclosures made by InDigiNet during the period of time that InDigiNet was the owner of FTI or any alleged wrongdoing or damages caused by InDigiNet during the period of time that InDigiNet was the owner of FTI, unless such cost, expense, damage, liability, loss or deficiency is caused by, or arises from, any false, misleading or incorrect information provided to InDigiNet by Fox, FTI or FTI's employees, agents or representatives.

     (b) FTI and Fox agree to indemnify, defend and save and hold harmless InDigiNet from and against any costs, expenses, damages, liabilities, loses or deficiencies, including, without limitation, reasonable attorneys' fees and other costs or expenses incident to any suit, action or proceeding suffered or incurred by InDigiNet arising out of or resulting from (i) any claims relating to any debts or liabilities of FTI or Fox, except any debts that InDigiNet caused FTI to incur during InDigiNet's ownership of FTI through the date of this Agreement that Fox or FTI were not aware of as of the date of this Agreement and
(ii) any claims by employees of FTI for wages, benefits or other employee-related matters.

     7.  WARRANTIES. The Parties warrant and represent as follows:

         a. They have read this Agreement, and agree to the conditions and obligations set forth in it;

         b. They have had a reasonable time to consider the terms of this Agreement and are voluntarily executing this Agreement after having had full opportunity to consult with legal counsel and without being pressured or influenced by any statement or representation, express or implied, of any person acting on behalf of the other Party including the officers, agents and attorneys for the other Party.

         c. The undersigned representative has full and complete legal capacity to enter into this Settlement Agreement.

         d. They have had a full and fair opportunity to investigate the facts underlying their claims and enter into this Agreement acknowledging that there may be facts of which they are not aware; but they nonetheless enter this Agreement with the intent of resolving this dispute and providing a full and final release as set forth herein.

     8. NO ADMISSION OF LIABILITY. The Parties agree that nothing contained herein, and no action taken by any party hereto with regard to the Agreement, shall be construed as an admission by any party of liability for any purpose whatsoever.

     9. ENTIRE AGREEMENT. This Agreement constitutes the complete understanding between the Parties; no other promises or agreements shall be binding unless signed by these Parties. This Agreement cannot be altered, amended, or modified in any respect, except by a writing duly executed by the Party against whom the alteration, amendment, or modification is charged.

     10. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with Colorado law and the Parties agree to submit any dispute arising out of this Agreement to a court of competent jurisdiction in Colorado, exclusive of any other jurisdiction. In the event that any Party is required to file a lawsuit either to enforce the terms of this Agreement or to remedy any action taken in violation of this Agreement, the prevailing party in such action shall be awarded its attorneys' fees and costs.

     11. COUNTERPARTS. This Agreement may be executed in counterparts, each of which counterpart, when so executed and delivered, shall be deemed an original, and, taken together, shall constitute one and the same instrument. Facsimile copies of signatures shall be accepted as binding upon the Parties.

     12. SEVERABILITY. In the event that any court or enforcement authority determines that any provision of this Agreement is unenforceable, the provision at issue shall be enforced to the maximum extent permitted by law, and all other provisions shall remain in full force and effect.

     IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates written below.

INDIGINET, INC.                                FOX TELECOMMUNICATIONS, INC.


By: /s/ Clint Wilson                           By: /s/ Anthony Fox
   --------------------------------                -----------------------------
Title: President                               Title: President
       ----------------------------                   --------------------------
Date:  August 19, 2002                         Date:  August 19, 2002
       ----------------------------                   --------------------------



/s/ Anthony Fox
-----------------------------------
Anthony Fox

Date: August 19, 2002
      -----------------------------